EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Financial Information Press Contact:
Vincent C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477

American Software Reports Preliminary Third Quarter
of Fiscal Year 2009 Results

Company achieves 32nd consecutive quarter of profitability, Operating Earnings increase 37% for the third quarter

ATLANTA (March 5, 2009) American Software, Inc. (NASDAQ: AMSWA) today reported financial results for the third quarter of fiscal year 2009, achieving 32 consecutive quarters of profitability.

 Key third quarter financial highlights include:

•	Total revenues for the quarter ended January 31, 2009 were $20.0 million, a decrease of 9% over the third quarter of fiscal 2008;

•	Software license fees for the quarter ended January 31, 2009 were $4.7 million, an increase of 9% over the third quarter of fiscal 2008;

•	Services and other revenues for the third quarter ended January 31, 2009 were $8.4 million; a decrease of 21% over the third quarter of fiscal 2008;

•	Maintenance revenues for the quarter ended January 31, 2009 were $6.9 million, a decrease of 3% over the third quarter of fiscal 2008; and

•	Operating earnings for the quarter ended January 31, 2009 were $2.1 million, an increase of 37% over the third quarter of fiscal 2008.

GAAP net earnings were approximately $775,000 or $0.03 per fully diluted share for the third quarter of fiscal 2009 compared to $1.1 million or $0.04 per fully diluted share for the same period last year. Adjusted net earnings, which excludes stock-based compensation expense and acquisition-related amortization of intangibles, were $922,000 or $0.04 per fully diluted share for the quarter ended January 31, 2009, compared to $2.2 million or $0.08 per fully diluted share for the same period last year, which excludes stock-based compensation expense, acquisition-related amortization of intangibles, and write-down of capitalized software costs.

Total revenues for the nine months ended January 31, 2009 were $59.1 million or a 12% decrease compared to $67.4 million for the comparable period last year.  Software license fees for the nine-month period were $11.3 million or a 21% decrease compared to $14.3 million during the same period last year. Services and other revenues were $26.7 million or a 17% decrease compared to $32.0 million in the same period last year.  Maintenance revenues were $21.1 million for the nine months ended January 31, 2009 and same period last year.  For the nine months ended January 31, 2009, the Company reported operating earnings of approximately $5.4 million, a 21% decrease compared to operating income of $6.9 million for the same period last year. GAAP net earnings were approximately $1.9 million or $0.07 per fully diluted share for the nine months ended January 31, 2009 compared to $5.6 million or $0.21 per fully diluted share for the same period last year. Adjusted net earnings year to date as of January 31, 2009, which excludes stock-based compensation expense and acquisition-related amortization of intangibles, were $2.4 million or $0.09 earnings per fully diluted share compared to $7.0 million or $0.26 earnings per fully diluted share for the same period last year, which excludes stock-based compensation expense, acquisition-related amortization of intangibles, and write-down of capitalized software costs.

American Software Third Quarter of Fiscal Year 2009 Results	Page 2

The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with cash and investments of approximately $70.3 million and no debt as of January 31, 2009. This is approximately a $736,000 decrease when compared to October 31, 2008. During the quarter, the Company repurchased 82,500 shares of its common stock for approximately $338,170 under its authorized stock repurchase program and paid approximately $2.3 million in dividends.

 “Although we continue to experience a more difficult selling environment for software, we added 19 new companies to our global customer roster and continued to deepen our relationships with existing customers during the quarter. The third quarter of fiscal year 2009 represents our 32nd consecutive quarter of profitability,” stated James C. Edenfield, president and CEO of American Software. ”Our focus is on helping companies leverage their supply chains to create operational, market and brand advantages that drive results in both good and difficult economic environments.“

 “Our sustained profitability has allowed the Company to provide a tangible benefit to our shareholders with a quarterly dividend as well as a share repurchase program. On February 17, 2009 our Board of Directors authorized the Company's next quarterly dividend of $0.09 per common share which is payable on May 29, 2009 to shareholders of record at the close of business on May 15, 2009.”

American Software Third Quarter of Fiscal Year 2009 Results	Page 3

Additional highlights for the third quarter of fiscal year 2009 include:

Customers and Channels:

•
Notable new and existing customers placing orders with the Company in the third quarter include: Arch Chemicals, Astronics AES, Belkin International, Bracco SPA, Corning Cable Systems, Couttenye Venezuela, CSN Stores, Johnson Controls, Jockey International, Johnson Diversey, Merle Norman Cosmetics, Mitsubishi Motor Products, Norwood Promotional Products, Schering-Plough Healthcare Products, Sonoco Products, Techtronic Industries, and Topson Downs.

•
During the quarter, software license agreements were signed with customers located in 10 countries including: Australia, Canada, Costa Rica, Italy, Netherlands, United Arab Emirates, United Kingdom, United States, Venezuela, and Vietnam.

•
New Generation Computing, Inc. (NGC), a wholly owned subsidiary of the Company, announced expansion into the Indian market through a reseller agreement with Technopak, a leading retail, textile, apparel and consumer goods consultancy firm. Under the terms of the agreement, Technopak will sell and provide implementation services for the full range of NGC’s supply chain software for retailers, apparel brands and factories in India, Bangladesh, Pakistan and Sri Lanka. NGC products covered by the agreement include e-PLM® for Product Lifecycle Management, e-SPS® for global sourcing and visibility, RedHorse® for apparel ERP and TPM (The Production Manager) for shop floor control.

•
Demand Management, a wholly-owned subsidiary of Logility, expanded its distributor network with the addition of six new distributors located in Calgary, Chennai, Hyderabad, Singapore, Detroit, and Dallas. Demand Management now has 35 offices globally representing the Demand Solutions brand.

•
Logility announced that 45% of the Top 100 Consumer Goods Companies, as ranked by Consumer Goods Technology magazine in the annual Consumer Goods Registry, were Logility customers. Additionally, several Logility customers were ranked separately as leaders within specific vertical industries. Among these rankings, Logility customers represented 50% of the top 20 packaged goods companies, 40% of the top 20 footwear, apparel and accessories companies and 60% of the top 10 housewares/appliances companies.

•
Logility announced that Augusta Sportswear, Inc. selected Logility Voyager Solutions to improve forecast accuracy, increase visibility into customer demand and manage inventory more effectively across its global supply chain. Augusta Sportswear is a leading manufacturer in the team apparel industry.

•
During the third quarter, Logility held a Supply Chain Power Hour webcast “S&OP: Supply Chain Superheroes Never Work Alone.” The educational webcast featured Logility customer Shaw Industries and addressed how building a more collaborative S&OP process helps you synchronize data, remove days from your planning process and increase accountability across the business.

•	Demand Management announced that its customer, Peerless Pump has doubled sales while keeping the same inventory levels with the help of Demand Solutions® supply and demand planning software.

Products and Technology:

•
New Generation Computing, Inc. (NGC) announced its PLM and global sourcing solutions help ease the burden of 10+2 Importer Security Filing (ISF) requirements and Consumer Product Safety Improvement Act (CPSIA) regulations. NGC provides enterprise-wide, web-based strategic solutions that can help companies collect, maintain and share the information needed to meet both the 10+ 2 and CPSIA requirements.

American Software Third Quarter of Fiscal Year 2009 Results	Page 4

•
Logility received multiple Reader’s Choice Awards for the ninth consecutive year from Consumer Goods Technology magazine including being voted the number one provider for customer experience in the supply chain planning category. In addition to recognition as a breakout favorite for overall customer experience implementing and using Logility’s supply chain solutions, Logility was also ranked as a top three solution provider for supply chain planning and supply chain execution in the 2009 Reader’s Choice Awards. It is the ninth year that the Reader’s Choice Awards have been given out by Consumer Goods Technology and Logility has consistently received top rankings in the areas of supply chain planning, supply chain execution and customer experience each year.

•
Food Logistics magazine selected Logility for its annual FL100 for the fifth consecutive year. Each year, the editors of Food Logistics select the top 100 technology and solution providers that help grocery and foodservice distributors and manufacturers reach their business goals. The 2008 FL100 is the fifth-annual listing and Logility has been recognized as a top technology provider each year since the award’s inception.

•
Logility announced Connections 2009 Conference, Supply Chain Optimization: Mission Possible. The annual supply chain conference for Logility customers and supply chain professionals will be held Sept. 23-25 in Atlanta, GA at the Georgia Tech Hotel and Conference Center.

About American Software, Inc.

Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offerings of integrated business applications, including supply chain management, Internet commerce, financial, warehouse management and manufacturing packages. e-Intelliprise™ is an ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies. American Software owns 88% of Logility, Inc. (NASDAQ: LGTY), a leading provider of collaborative supply chain solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility is proud to serve such customers as Avery Dennison Corporation, BP (British Petroleum), Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Pernod-Ricard, Sigma Aldrich and VF Corporation. NGC® (New Generation Computing®), a wholly owned subsidiary of American Software, is a leading provider of PLM, global sourcing and ERP solutions for apparel, fashion, footwear and retail.  NGC customers include leading companies such as A|X Armani Exchange, Carter’s, Casual Male Retail Group, Maggy London, Hugo Boss, Dick’s Sporting Goods, Isda & Co., Tristan & America, and Parigi Group.  For more information on the Company, contact: American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305; (800) 726-2946 or (404) 261-4381.  FAX: (404) 264-5206. INTERNET: www.amsoftware.com or  e-mail: ask@amsoftware.com.

American Software Third Quarter of Fiscal Year 2009 Results	Page 5

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties.  There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein.  These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company’s ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues.  For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2008 and other reports and documents subsequently filed with the Securities and Exchange Commission.  For more information, contact:  Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax:  (404) 237-8868.

e-Intelliprise is a trademark of American Software, Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Demand Solutions is a registered trademark of Demand Management, and NGC is a registered trademark and REDHORSE is a trademark of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

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American Software Third Quarter of Fiscal 2009 Results

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data)
(Unaudited)

	Third Quarter Ended			Nine Months Ended
	January 31,			January 31,
	2009	2008	Pct Chg.	2009	2008	Pct Chg.
Revenues:
License	$4,722	$4,336	9%	$11,258	$14,261	(21)%
Services & other	8,386	10,611	(21)%	26,729	32,032	(17)%
Maintenance	6,932	7,126	(3)%	21,099	21,121	0%
Total Revenues	20,040	22,073	(9)%	59,086	67,414	(12)%

Cost of Revenues:
License	1,064	1,386	(23)%	3,870	4,620	(16)%
Services & other	5,925	7,246	(18)%	18,223	22,520	(19)%
Maintenance	1,778	1,940	(8)%	5,400	5,582	(3)%
Write-down of capitalized software development costs	-	1,196	nm	-	1,196	nm
Total Cost of Revenues	8,767	11,768	(26)%	27,493	33,918	(19)%
Gross Margin	11,273	10,305	9%	31,593	33,496	(6)%

Operating expenses:
Research and development	2,247	2,237	0%	6,942	7,131	(3)%
Less: capitalized development	(482)	(480)	0%	(1,506)	(1,635)	(8)%
Sales and marketing	3,829	4,086	(6)%	11,097	11,298	(2)%
General and administrative	3,203	2,705	18%	9,077	9,392	(3)%
Provision for doubtful accounts	255	108	136%	309	183	69%
Acquisition related amortization of intangibles	87	87	0%	262	262	0%

Total Operating Expenses	9,139	8,743	5%	26,181	26,631	(2)%
Operating Earnings	2,134	1,562	37%	5,412	6,865	(21)%
Interest Income (expense) & Other, Net	(195)	143	nm	(1,518)	2,722	nm
Earnings Before Income Taxes and Minority Interest	1,939	1,705	14%	3,894	9,587	(59)%
Income Tax Expense	952	461	107%	1,552	3,397	(54)%
Minority Interest Expense	212	107	98%	487	557	(13)%

Net Earnings	$775	$1,137	(32)%	$1,855	$5,633	(67)%
Earnings per common share: (1)
Basic	$0.03	$0.04	(25)%	$0.07	$0.22	(68)%
Diluted	$0.03	$0.04	(25)%	$0.07	$0.21	(67)%

Weighted average number of common shares outstanding:
Basic	25,279	25,562		25,343	25,406
Diluted	25,599	26,449		25,791	27,125

Reconciliation of Adjusted Net Earnings:
Net Earnings	$775	$1,137		$1,855	$5,633
Acquisition related amortization of intangibles (2)	44	64		157	170
Stock-based compensation (2)	103	158		374	372
Write-down of capitalized software development costs (2)	-	873		-	773

Adjusted Net Earnings	$922	$2,232	(59)%	$2,386	$6,948	(66)%

Adjusted Net Earnings per Diluted Share	$0.04	$0.08	(50)%	$0.09	$0.26	(65)%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.03 and $0.04 for the three months ended January 31, 2009 and 2008, respectively, and $0.07 and $0.22 for the nine months ended January 31, 2009 and 2008, respectively.

(2) - Tax affected using the effective tax rate for the three and nine month period ended January 31, 2009 nm- not meaningful

American Software Third Quarter of Fiscal 2009 Results

AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)

	January 31,	April 30,
	2009	2008

Cash and Short-term investments	$55,893	$76,141
Accounts Receivable:
Billed	11,077	12,563
Unbilled	2,112	3,311
Total Accounts Receivable,net	13,189	15,874
Prepaids & Other	3,208	2,946
Current Assets	72,290	94,961

Investments - noncurrent	14,428	-

PP&E, net	7,263	6,903
Capitalized Software, net	4,405	4,657
Goodwill	11,709	11,912
Other Intangibles, net	1,073	1,586
Other Non-current Assets	190	198
Total Assets	$111,358	$120,217

Accounts Payable	$893	$1,578
Accrued Compensation and Related costs	2,108	2,260
Other Current Liabilities	3,100	3,694
Dividend Payable	2,271	2,286
Deferred Tax Liability - short term	147	640
Deferred Revenues	14,996	16,441
Current Liabilities	23,515	26,899

Deferred Tax Liability - long term	1,121	1,202
Minority Interest	6,133	5,621
Shareholders' Equity	80,589	86,495
Total Liabilities & Shareholders' Equity	$111,358	$120,217